UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed earlier on November 18, 2024 by Spire Inc. solely to correct Mr. Woodard's potential annual cash incentive bonus percentage and to include as Exhibit 99.1 the correct version of the news release distributed that morning.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2024, the Board of Directors of Spire Inc. (the “Company”) approved the appointment of Adam W. Woodard, 53, to the position of Executive Vice President and Chief Financial Officer, and Timothy W. Krick, 50, to the position of Vice President and Chief Accounting Officer, each effective January 1, 2025. Steven P. Rasche, the Company’s current Executive Vice President and Chief Financial Officer and Chief Accounting Officer, has announced his retirement and will continue with the Company as Senior Adviser from January 1, 2025 until his retirement on April 1, 2025.

Mr. Woodard has served since 2018 as the Company’s Vice President and Treasurer. In 2019, he also became Chief Financial Officer of Spire’s utility businesses. Prior to joining Spire, Woodard worked for 21 years in the investment banking division of A.G. Edwards & Sons, which later became Wells Fargo Securities. As a banker, he provided advice and financing to companies across the energy sector.

Mr. Krick has served since 2017 as the Company’s Vice President and Controller. He has worked for the Company since 2014, and prior to joining Spire, he worked in finance at Sigma Aldrich for 14 years.

There are no family relationships between Mr. Woodard or Mr. Krick and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Woodard or Mr. Krick has had an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Woodard or Mr. Krick and any other person pursuant to which Mr. Woodard or Mr. Krick was approved as an officer of the Company other than as specified below.

The material terms of Mr. Woodard’s compensatory arrangement related to his role as Executive Vice President and Chief Financial Officer will be as follows:

●	His annual base salary will be $401,805.
●	He will be eligible for an annual cash incentive bonus equal to 50% of his annual base salary at target performance and capped at 112.5% of his annual base salary.
●
On November 22, 2024, Mr. Woodard will receive an equity grant with a fair market value on the date of grant equal to $400,000, of which (i) 75% will be performance-contingent stock units that become eligible to vest on November 22, 2027 so long as certain performance metrics are satisfied, and (ii) 25% will be granted in restricted stock, which will vest on November 22, 2027 if Mr. Woodard continues employment through that date.

●
Mr. Woodard will continue to participate in the Company’s Executive Severance Plan, which is described in our most-recent proxy statement that was filed with the Securities and Exchange Commission on December 13, 2023.

●
Additionally, Mr. Woodard will continue to be eligible to participate in the Company’s standard benefit package available to other employees including group health benefits, life insurance, pension and 401(k) plans, and other benefits.

The material terms of Mr. Krick’s compensatory arrangement related to his role as Vice President and Chief Accounting Officer will be as follows:

●	His annual base salary will be $296,852.
●	He will be eligible for an annual cash incentive bonus equal to 35% of his annual base salary at target performance and capped at 52.5% of his annual base salary.
●
On November 22, 2024, Mr. Krick will receive an equity grant with a fair market value on the date of grant equal to $150,000, of which (i) 75% will be performance-contingent stock units that become eligible to vest on November 22, 2027 so long as certain performance metrics are satisfied, and (ii) 25% will be granted in restricted stock, which will vest on November 22, 2027 if Mr. Krick continues employment through that date.

●
Mr. Krick will continue to participate in the Company’s Executive Severance Plan, which is described in our most-recent proxy statement that was filed with the Securities and Exchange Commission on December 13, 2023.

●
Additionally, Mr. Krick will continue to be eligible to participate in the Company’s standard benefit package available to other employees including group health benefits, life insurance, pension and 401(k) plans, and other benefits.

Item 7.01 Regulation FD Disclosure

The Company issued a news release announcing the appointment of Messrs. Woodard and Krick, as well as the retirement of Mr. Rasche, a copy of which is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	News release dated November 18, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date:	November 18, 2024	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Vice President, Chief Administrative Officer & Corporate Secretary